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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2018

FOSSIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

901 S. Central Expressway
Richardson, Texas		75080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting

Item 1.01              Entry into a Material Definitive Agreement.

On January 29, 2018, Fossil Group, Inc. (the “Company”), as the U.S. borrower, Fossil Group Europe GMBH (“Fossil Group Europe”), a wholly-owned subsidiary of the Company, as a non-U.S. borrower, and certain of the Company’s foreign subsidiaries from time to time party thereto (together with the Company and Fossil Group Europe, “Borrowers”), entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) with certain lenders party thereto, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) and an issuing lender, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as syndication agents, HSBC Bank USA, National Association, Compass Bank and Fifth Third Bank, as documentation agents, and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners.

The Credit Agreement provides for (i) revolving credit loans available to the Company and the non-U.S. Borrowers in the amount of $325 million (the “Revolving Credit Facility”), subject to a borrowing base (as described below), with an up to $45.0 million subfacility for letters of credit, and (ii) a term loan made to the Company in the amount of $425 million (the “Term Loan Facility”). The Credit Agreement expires and is due and payable on December 31, 2020.  Borrowings under the Revolving Credit Facility may be made in U.S. Dollars or Australian Dollars, Canadian Dollars, Euros, Hong Kong Dollars or Sterling (each a “Foreign Currency”).  The Foreign Currency sublimit under the Revolving Credit Facility is an amount equal to 60% of the aggregate revolving credit commitments.

Availability under the Revolving Credit Facility and any letters of credit are subject to a borrowing base equal to, (a) with respect to the Company, the sum of (i) 85% of eligible United States accounts receivable and 90% of net United States credit card receivables (less any dilution reserve), (ii) the lesser of (A) 65% of the lower of cost or market value of eligible United States finished good inventory and (B) 85% of the appraised net orderly liquidation value of eligible United States finished good inventory, and (iii) until the earlier of (x) March 31, 2018 and (y) the date on which certain foreign subsidiaries of the Company join the Credit Agreement as non-U.S. borrowers, (A) 35% of eligible foreign accounts receivable of certain pledged foreign subsidiaries, plus (B) the least of (x)  35% of the lower of cost or market value of eligible foreign finished good inventory of such pledged foreign subsidiaries, (y) 35% of the appraised net orderly liquidation value of eligible foreign finished good inventory of such pledged foreign subsidiaries, and (z) $100,000,000, minus (C) all indebtedness for borrowed money of such pledged foreign subsidiaries (subject to exceptions) minus (iv) the aggregate amount of reserves, if any, established by the Administrative Agent in good faith and in the exercise of reasonable business judgment from the perspective of a secured asset-based lender; and (b) with respect to each non-U.S. borrower, the sum of (i) 85% of eligible accounts receivable of the non-U.S. borrowers (less any dilution reserve) and (ii) the least of (A) 65% of the lower of cost or market value of eligible foreign finished goods inventory of the non-U.S. borrowers, (B) 85% of the appraised net orderly liquidation value of eligible foreign finished goods inventory of the non-U.S. borrowers, and (C) $185,000,000 minus (iii)  the aggregate amount of reserves, if any, established by the Administrative Agent in good faith and in the exercise of reasonable business judgment from the perspective of a secured asset-based lender.

In connection with the Credit Agreement, the Company and all of its domestic subsidiaries entered into a Collateral Agreement in favor of the Administrative Agent, pursuant to which the Company and such subsidiaries granted liens on all or substantially all of their assets in order to secure the Company’s obligations under the Credit Agreement and the other loan documents (the “Obligations”). Additionally, all of the Company’s domestic subsidiaries entered into a Guaranty Agreement in favor of the Administrative Agent, pursuant to which such subsidiaries guarantee the payment and performance of the Obligations.  Additionally, Fossil Group Europe and the other non-U.S. borrowers from time to time party to the Credit Agreement are required to enter into security instruments with respect to all or substantially all of their assets that can be pledged under applicable local law.

The Credit Agreement amends and restates that certain Credit Agreement, dated as of March 9, 2015, as amended, by and among the Company and certain of its subsidiaries, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, swingline lender and issuing lender, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as syndication agents, HSBC Bank USA, National Association, Compass Bank, and Fifth Third Bank, as documentation agents, and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Securities LLC, as joint lead arrangers and joint bookrunners, which was scheduled to mature on May 17, 2019 (the “Prior Agreement”).  As of January 29, 2018, the Company had $497 million in aggregate principal amount of revolving credit loans outstanding and no term loans outstanding under the Prior Agreement, all of which was refinanced on January 29, 2018 with borrowings under the Credit Agreement. No penalties or other early termination fees were incurred in connection with the amendment and restatement of the Prior Agreement.

Amounts outstanding under the Revolving Credit Facility will bear interest per annum at the (a) LIBOR rate plus the applicable interest margin, (b) the daily LIBOR rate plus the applicable interest margin or (c) the base rate plus the applicable interest margin. The applicable interest margin varies from 4.00% to 5.00% for LIBOR rate loans and daily LIBOR rate loans and 1.50% to 3.00% for base rate loans and is based on the Company’s average daily excess availability under the Revolving Credit Facility for the most recently ended calendar quarter, which is an amount equal (a) the lesser of (i) $325 million and (ii) the aggregate borrowing base minus (b) the amount of all outstanding borrowings and letter of credit obligations under the Revolving Credit Facility, for each day during the applicable period divided by the number of days in such period. The applicable interest margin will increase by 1% per annum on each anniversary of the closing of the Credit Agreement.  The base rate loans under the Revolving Credit Facility are available only to the Company and Fossil Group Europe and loans denominated in U.S. Dollars.

Amounts outstanding under the Term Loan Facility will bear interest at a rate per annum equal to (a) the LIBOR rate plus 7%, increasing to the LIBOR rate plus 8% on the first anniversary of the closing of the Credit Agreement and to the LIBOR rate plus 9% on the second anniversary of the closing of the Credit Agreement and thereafter or (b) the base rate plus 5.5%, increasing to the base rate plus 6.5% on the first anniversary of the closing of the Credit Agreement and to the base rate plus 7.5% on the second anniversary of the closing of the Credit Agreement and thereafter.

Interest on each base rate loan and each daily LIBOR loan is due and payable in arrears on the last business day of each calendar quarter commencing March 31, 2018.  Interest on each LIBOR rate loan is due and payable on the last day of each interest period applicable thereto.

The Company is required to repay the outstanding principal balance of the Term Loan Facility in the amount of $25 million on March 31, 2018, $125 million on March 31, 2019, $75 million on March 31, 2020 and the outstanding balance on December 31, 2020.  Additionally, loans under the Credit Agreement may be prepaid, in whole or in part, at the option of the Company, in minimum principal amounts of (a) $1.0 million or increments of $1.0 million in excess thereof, with respect to a base rate loan under the Revolving Credit Facility, (b) $5.0 million or increments of $1.0 million in excess thereof, with respect to a LIBOR rate loan or a daily LIBOR rate loan under the Revolving Credit Facility, and (c) $5.0 million or increments of $1.0 million in excess thereof, with respect to the Term Loan Facility.  Loans under the Credit Agreement must be repaid with the net cash proceeds of certain asset sales, insurance and condemnation events, certain debt and equity issuances and certain cash dividends received from the Company’s subsidiaries. The Company may permanently reduce the revolving credit commitment at any time, in whole or in part, without premium or penalty, in a minimum aggregate principal amount of not less than $3.0 million or increments of $1.0 million in excess thereof.

The Company is required to pay a commitment fee on the unused amounts of the commitments under the Revolving Credit Facility, payable quarterly in arrears, of 0.5% on the average daily unused portion of the overall commitment under the Revolving Credit Facility.

The repayment obligation under the Credit Agreement can be accelerated upon the occurrence of an event of default, including the failure to pay principal or interest, a material inaccuracy of a representation or warranty, violation of covenants, cross-default, change in control, bankruptcy events, failure of a loan document provision, certain ERISA events and material judgments.

Financial covenants governing the Credit Agreement require the Company to maintain (a) a minimum fixed charge coverage ratio measured quarterly on a rolling twelve-month basis of 1.15 to 1.00 if the Company’s quarter-end balances of cash and cash equivalents plus the excess availability under the Revolving Credit Facility is less than $200 million; (b) a maximum leverage ratio measured as of the last day of each fiscal quarter for the period of four fiscal quarters ending on such date of (i) 4.5 to 1.0 for the period ending March 31, 2018, (ii) 4.75 to 1.0 for the period ending June 30, 2018, (iii) 5.0 to 1.0 for the period ending September 29, 2018, (iv) 4.25 to 1.0 for the period ending December 29, 2018, (v) 3.75 to 1.0 for each fiscal quarter ending during the period from December 30, 2018 through September 28, 2019, and (vi)  3.5 to 1.0 thereafter; (c) a minimum trailing twelve-month EBITDA tested quarterly of $110 million (beginning with the fiscal quarter ending December 29, 2018); (d) a minimum liquidity covenant of unrestricted cash and cash equivalents plus available and unused capacity under the Revolving Credit Facility equal to $160 million; and (e) maximum capital expenditures of $35 million per year.

Other than the Credit Agreement, the Prior Agreement, and matters related to such agreements, there are no material relationships as of the date hereof between the Company or any of its affiliates and any of the lenders and other parties under the Credit Agreement.

The foregoing description is not complete and is qualified in its entirety by the Credit Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

10.1

Second Amended & Restated Credit Agreement, dated as of January 29, 2018, by and among Fossil Group, Inc., Fossil Group Europe GMBH, certain of the Company’s foreign subsidiaries and certain lenders party thereto, Wells Fargo Bank, National Association, as administrative agent and an issuing lender, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as syndication agents, HSBC Bank USA, National Association, Compass Bank and Fifth Third Bank, as documentation agents, and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2018

FOSSIL GROUP, INC.

	By:	/s/ Jeffrey N. Boyer
Jeffrey N. Boyer
Executive Vice President and Chief Financial Officer